Exhibit 99.1

KIDPIK Reports Fourth Quarter and Full Year 2021 Financial Results

29% Increase in Net Revenue for Full Year 2021

NEW YORK -- Kidpik Corp. (NASDAQ: PIK) (“KIDPIK” or the “Company”), an online clothing subscription-based e-commerce company, today reported its financial results for the fourth quarter and full year ended January 1, 2022.

Fourth Quarter 2021 Highlights:

●	Revenue, net: was $5.3 million, a year over year decrease of 10%
●	Gross margin: was 58.7%, a year over year increase of 120 basis points from 57.5% in the fourth quarter of 2020
●	Shipped items: were 477,000 items, compared to 589,000 shipped items in the fourth quarter of 2020
●	Average shipment keep rate: increased to 70.8%, compared to 64.8% in the fourth quarter of 2020
●	Net Loss: was $1.9 million or $0.28 loss per share
●	Adjusted EBITDA: was a loss of $1.4 million (see also “Non-GAAP Financial Measures”, below)

Full Year 2021 Financial Highlights:

●	Revenue, net: was $21.8 million, a year over year increase of 28.9%
●	Gross margin: was 59.5%, a year over year increase of 110 basis points from 58.4% in 2020
●	Shipped items: were 2.2 million items, compared to 1.7 million shipped items in 2020
●	Average shipment keep rate: increased to 69.0% compared to 66.1% last year
●	Net Loss: was $5.9 million, or $1.05 loss per share
●	Adjusted EBITDA: was a loss of $5.3 million (see also “Non-GAAP Financial Measures”, below)

“We reported our 2021 full year results, our first full year as a public company, and achieved year-over-year improvement in many of our key metrics, including 29% revenue growth, a 31% increase in gross profit and a 25% increase in items shipped. Our 71% ‘keep rate’ on our surprise fashion subscription box shipments in the fourth quarter was a record for us, and attests to the strength of our proprietary technology and high customer satisfaction,” commented Ezra Dabah, CEO of KIDPIK.

“Changes in data access and availability across social media advertising platforms impacted new customer acquisition in the fourth quarter of 2021, and have prompted us to pursue new marketing channels to re-accelerate membership growth. We are implementing a paid influencer campaign, exploring Connected TV and other advertising channels to communicate our convenient and free, personalized styling service. We are focusing on maximizing existing channels and we’re looking to expand upon our current brand partnerships and introduce new collaborations—similar to our recent partnership with Disney,” continued Dabah.

“While we anticipate these challenges may remain in place in the near term, we are excited about the growth opportunities in front of us. We believe that our Fall 2022 planned expansion of product offerings, which will include Husky/slim sizes, as well as a 12 and 18 month assortment, will also contribute to our future growth,” concluded Dabah.

Revenue by Subscription (For year ended 2021)

Active Subscriptions (recurring boxes): increased 36.9% to $15.6 million

New Subscriptions (first boxes): decreased 19.8% to $2.9 million

Total Subscriptions: increased 23.3% to $18.4 million or 84.4% of total revenue

Balance Sheet and Cash Flow

●	Cash at the end of the fourth quarter totaled $8.4 million compared to $0.1 million last year.
●	In November 2021, the Company completed an IPO, issuing 2,117,647 shares of common stock at $8.50 per share for net proceeds of $16.1 million.
●	Net cash used in operating activities increased to $11 million in 2021, compared to $3.6 million of cash used in operating activities in 2020.
●	In November 2021, we paid off in full the $3.2 million open in our line of credit.

Earnings Call Information:

Today at 4:30pm ET, the Company will host a live teleconference call that is accessible over the internet at the Company’s website, https://investor.kidpik.com and additionally by dialing in at 1-877-407-9039 or at 201-689-8470 for international callers. The conference ID is 13728304.

A replay of the conference call will be available approximately two hours after the conclusion of the call on the investor relations section of the KIDPIK website at https://investor.kidpik.com or by dialing 1-844-512-2921, or 1-412-317-6671, internationally, with the Replay Pin Number: 13728304. The replay will be available until April 7, 2022.

About Kidpik Corp.

Founded in 2016, KIDPIK (NASDAQ:PIK) is an online clothing subscription box for kids, offering mix & match, expertly styled outfits that are curated based on each member’s style preferences. KIDPIK delivers a surprise box monthly or seasonally, providing an effortless shopping experience for parents and a fun discovery for kids. Each seasonal collection is designed in-house by a team with decades of experience designing childrenswear. KIDPIK combines the expertise of fashion stylists with proprietary data and technology to translate kids’ unique style preferences into surprise boxes of curated outfits. We also sell our branded clothing and footwear through our e-commerce website, shop.kidpik.com. For more information, visit www.kidpik.com.

Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, management believes that certain non-GAAP financial measures provide users of our financial information with additional useful information in evaluating our performance. We believe that adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, and that this supplemental measure facilitates comparisons between companies. This non-GAAP financial measure may be different than similarly titled measures used by other companies.

Our non-GAAP financial measure should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

●	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
●	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
●	Adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
●	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
●	Adjusted EBITDA does not reflect certain non-routine items that may represent a reduction in cash available to us; and
●	Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

We compensate for these limitations by providing a reconciliation of this non-GAAP measure to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view this non-GAAP measure in conjunction with the most directly comparable GAAP financial measure. For more information on these non-GAAP financial measure, please see the section titled “Unaudited Reconciliation of Net Loss to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)”, included at the end of this release.

Forward-Looking Statements

This press release may contain statements that constitute “forward-looking statements” within the federal securities laws, including The Private Securities Litigation Reform Act of 1995, which provide a safe-harbor for forward-looking statements. In particular, when used in the preceding discussion, the words “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions are intended to identify forward-looking statements within the meaning of such laws, and are subject to the safe harbor created by such applicable laws. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of KIDPIK to be materially different than those expressed or implied in such statements. The forward-looking statements may include projections and estimates of KIDPIK’s corporate strategies, future operations and plans, including the costs thereof. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including our history of losses, our ability to achieve profitability, our potential need for additional funding and the availability and terms of such funding; our ability to execute our growth strategy and scale our operations and risks associated with such growth, our ability to maintain current members and customers and grow our members and customers; risks associated with the effect of the COVID-19 pandemic, and governmental responses thereto on our operations, those of our vendors, our customers and members and the economy in general; risks associated with our supply chain and third-party service providers, interruptions in the supply of raw materials and merchandise, increased costs of raw materials, products and shipping costs due to inflation, disruptions at our warehouse facility and/or of our data or information services, issues affecting our shipping providers, and disruptions to the internet, any of which may have a material adverse effect on our operations; risks that effect our ability to successfully market our products to key demographics; the effect of data security breaches, malicious code and/or hackers; increased competition and our ability to maintain and strengthen our brand name; changes in consumer tastes and preferences and changing fashion trends; material changes and/or terminations of our relationships with key vendors; significant product returns from customers, excess inventory and our ability to manage our inventory; the effect of trade restrictions and tariffs, increased costs associated therewith and/or decreased availability of products; our ability to innovate, expand our offerings and compete against competitors which may have greater resources; certain anti-dilutive, drag-along and tag-along rights which may be deemed to be held by a former minority stockholder; our significant reliance on related party transactions and loans; the fact that our Chief Executive Officer has majority voting control over the Company; if the use of “cookie” tracking technologies is further restricted, regulated, or blocked, or if changes in technology cause cookies to become less reliable or acceptable as a means of tracking consumer behavior, the amount or accuracy of internet user information would decrease, which could harm our business and operating results; our ability to comply with the covenants of our loan and lending agreements and future loan covenants, and the fact that our lending facilities are secured by substantially all of our assets; our ability to prevent credit card and payment fraud; the risk of unauthorized access to confidential information; our ability to protect our intellectual property and trade secrets, claims from third-parties that we have violated their intellectual property or trade secrets and potential lawsuits in connection therewith; our ability to comply with changing regulations and laws, penalties associated with any non-compliance (inadvertent or otherwise), the effect of new laws or regulations, our ability to comply with such new laws or regulations, changes in tax rates; our reliance and retention of our current management; the outcome of future lawsuits, litigation, regulatory matters or claims; the fact that we have a limited operating history; the effect of future acquisitions on our operations and expenses; our significant indebtedness; and others that are included from time to time in filings made by KIDPIK with the Securities and Exchange Commission, many of which are beyond our control, including, but not limited to, in the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” sections in its Form 10-Ks and Form 10-Qs and in its Form 8-Ks, which it has filed, and files from time to time, with the U.S. Securities and Exchange Commission. These reports are available at www.sec.gov. The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on KIDPIK’s future results and/or could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. KIDPIK cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws and take no obligation to update or correct information prepared by third parties that is not paid for by the Company. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Kidpik Corp.

Statements of Operations

Years Ended January 1, 2022 and January 2, 2021

	For the 13 weeks ended		For the 52 weeks ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
Revenues, net	$5,271,939	$5,860,377	$21,834,518	$16,936,387

Cost of goods sold	2,177,872	2,492,884	8,836,884	7,046,716

Gross profit	3,094,067	3,367,493	12,997,634	9,889,671

Operating expenses
Shipping and handling	1,543,942	1,524,701	6,087,283	4,217,763
Payroll, related costs	1,304,611	902,289	4,258,604	2,947,704
General and administrative	1,969,936	2,015,639	8,288,119	6,317,172
Depreciation and amortization	5,559	14,780	26,914	72,843
Total operating expenses	4,824,048	4,457,409	18,660,920	13,555,482
Operating loss	(1,729,981)	(1,089,916)	(5,663,286)	(3,665,811)
Other (income) expenses
Interest expense	127,508	203,274	711,974	511,427
Other (income)/expense	-	-	(429,045)	10,000
Total other (income) expenses	127,508	203,274	282,929	521,427

Loss before provision for income taxes	(1,857,489)	(1,293,190)	(5,946,215)	(4,187,238)

Provision for income taxes	-	-	1,332	1,122

Net loss	$(1,857,489)	$(1,293,190)	$(5,947,547)	$(4,188,360)

Net loss per share attributable to common stockholders:
Basic	$(0.28)	$(0.34)	$(1.05)	$(1.12)
Diluted	$(0.28)	$(0.34)	$(1.05)	$(1.12)

Weighted average common shares outstanding:
Basic	6,700,187	3,776,900	5,648,344	3,746,351
Diluted	6,700,187	3,776,900	5,648,344	3,746,351

Kidpik Corp.

Condensed Interim Balance Sheets

	2021	2020
Assets
Current assets
Cash	$8,415,797	$133,484
Restricted cash	4,703	551,812
Accounts receivable	342,274	320,446
Inventory	11,618,597	7,480,072
Prepaid expenses and other current assets	1,726,516	822,580
Total current assets	22,107,887	9,308,394

Leasehold improvements and equipment, net	46,968	27,874
Intangible assets, net	-	614
Total assets	$22,154,855	$9,336,882

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,560,361	$2,960,687
Accounts payable, related party	913,708	599,811
Accrued expenses and other current liabilities	800,972	690,049
Advance payable	932,155	829,030
Loan payable, current portion	-	91,429
Short-term debt, related party	2,200,000	-
Line of credit	-	2,032,118
Total current liabilities	7,407,196	7,203,124

Loan payable, less current portion	-	350,923
Total liabilities	7,407,196	7,554,047

Commitments and contingencies
Stockholders’ equity
Preferred stock (par value $0.001, 25,000,000 shares authorized, of which no shares are issued and outstanding as of January 1, 2022 and January 2, 2021, respectively)	-	-
Common stock (par value $0.001, 75,000,000 shares authorized, of which 7,617,834 and 5,075,444 shares are issued and outstanding as of January 1, 2022 and January 2, 2021, respectively)	7,618	5,075
Additional paid-in capital	48,659,225	29,749,397
Accumulated stockholders’ deficit	(33,919,184)	(27,971,637)
Total stockholders’ equity	14,747,659	1,782,835
Total liabilities and stockholders’ equity	$22,154,855	$9,336,882

Kidpik Corp.

Statements of Cash Flows

Years Ended January 1, 2022 and January 2, 2021

	2021	2020
Cash flows from operating activities
Net loss	$(5,947,547)	$(4,188,360)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	26,914	72,843
Amortization of debt issuance costs	58,397	44,086
Forgiveness of loan payable	(442,352)	-
Equity-based compensation	328,515	-
Bad debt expense	783,979	749,912
Changes in operating assets and liabilities:
Accounts receivable	(805,807)	(838,797)
Inventory	(4,138,525)	(728,654)
Prepaid expenses and other current assets	(903,936)	(366,646)
Accounts payable	(601,264)	892,993
Accounts payable, related parties	313,897	599,811
Accrued expenses and other current liabilities	311,862	212,484
Net cash flows used in operating activities	(11,015,868)	(3,550,328)

Cash flows from investing activities
Purchases of leasehold improvements and equipment	(45,394)	(11,470)
Net cash used in investing activities	(45,394)	(11,470)

Cash flows from financing activities
Proceeds from issuance of long-term debt from related party	2,000,000	1,770,000
Net proceeds (repayment) from line of credit	(2,090,515)	215,922
Net proceeds from short-term debt, related party	2,200,000	-
Net proceeds from advance payable	103,125	187,500
Proceeds from loan payable	-	442,352
Receipts of initial public offering, net of offering costs	16,083,856	-
Proceeds from issuance of common stock	500,000	1,000,000
Net cash provided by financing activities	18,796,466	3,615,774
Net increase in cash	7,735,204	53,976

Cash and restricted cash, beginning of year	685,296	631,320
Cash and restricted cash, end of year	$8,420,500	$685,296

Supplemental disclosure of cash flow data:
Interest paid	$573,618	$374,557
Taxes paid	$1,332	$1,122

Supplemental disclosure of noncash investing and financing activities:
Conversion of shareholder debt	$2,000,000	$5,070,000

RESULTS OF OPERATIONS

The Company’s revenue, net is disaggregated based on the following categories:

	For the 13 weeks ended		For the 52 weeks ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
Subscription boxes	$4,263,840	5,228,875	$18,427,057	$14,941,257
Amazon sales	729,070	482,228	2,622,884	1,546,906
Online website sales	279,029	149,274	784,577	448,224
Total revenue	$5,271,939	$5,860,377	$21,834,518	$16,936,387

Gross Margin

Gross profit is equal to our net sales (revenues, net) less cost of goods sold. Gross profit as a percentage of our net sales is referred to as gross margin. Cost of sales consists of the purchase price of merchandise sold to customers and includes import duties and other taxes, freight in, defective merchandise returned from customers, receiving costs, inventory write-offs, and other miscellaneous shrinkage.

	For the 13 weeks ended		For the 52 weeks ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021

Gross margin	58.7%	57.5%	59.5%	58.4%

Shipped Items

We define shipped items as the total number of items shipped in a given period to our customers through our active subscription, Amazon and online website sales.

	For the 13 weeks ended		For the 52 weeks ended
	(In thousands)		(In thousands)
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021

Shipped Items	477	589	2,157	1,727

Average Shipment Keep Rate

Average shipment keep rate is calculated as the total number of items kept by our customers divided by total number of shipped items in a given period.

	For the 13 weeks ended		For the 52 weeks ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021

Average Shipment Keep Rate	70.8%	64.8%	69.0%	66.1%

Revenue by Channel

	13 weeks ended January 1, 2022	13 weeks ended January 2, 2021	Change ($)	Change (%)
Revenue by channel
Subscription boxes	$4,263,840	$5,228,875	(965,035)	(18.5)%
Amazon sales	729,070	482,228	246,842	51.2%
Online website sales	279,029	149,274	129,755	86.9%
Total revenue	$5,271,939	$5,860,377	$(588,437)	(10.0)%

	52 weeks ended January 1, 2022	52 weeks ended January 2, 2021	Change ($)	Change (%)
Revenue by channel
Subscription boxes	$18,427,057	$14,941,257	$3,485,800	23.3%
Amazon sales	2,622,884	1,546,906	1,075,978	69.6%
Online website sales	784,577	448,224	336,353	75.0%
Total revenue	$21,834,518	$16,936,387	$4,898,131	28.9%

Subscription Boxes Revenue

	52 weeks ended January 1, 2022	52 weeks ended January 2, 2021	Change ($)	Change (%)
Subscription boxes revenue from
Active subscriptions – recurring boxes	$15,565,533	$11,372,228	$4,193,305	36.9%
New subscriptions - first box	2,861,524	3,569,029	(707,505)	(19.8)%
Total Subscription boxes revenue	$18,427,057	$14,941,257	$3,485,800	23.3%

Revenue by Product Line

	13 weeks ended January 1, 2022	13 weeks ended January 2, 2021	Change ($)	Change (%)
Revenue by product line
Girls’ apparel	$4,016,285	$4,750,659	$(734,374)	(15.5)%
Boys’ apparel	1,011,104	1,109,718	(98,614)	(8.9)%
Toddlers’ apparel	244,550	-	244,550	100.0%
Total revenue	$5,271,939	$5,860,377	$(588,438)	(10.0)%

	52 weeks ended January 1, 2022	52 weeks ended January 2, 2021	Change ($)	Change (%)
Revenue by product line
Girls’ apparel	$16,663,366	$15,125,033	$1,538,333	10.2%
Boys’ apparel	4,352,523	1,811,357	2,541,169	140.3%
Toddlers’ apparel	818,629	-	818,629	100.0%
Total revenue	$21,834,518	$16,936,387	$4,898,131	28.9%

Adjusted EBITDA

Unaudited Reconciliation of Net Loss to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)

We define adjusted EBITDA as net loss excluding interest income, other (income) expense, net, provision for income taxes, depreciation and amortization, and equity based compensation expense. The following table presents a reconciliation of net loss, the most comparable GAAP financial measure, to adjusted EBITDA for each of the periods presented:

	For the 13 weeks ended		For the 52 weeks ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
Net loss	$(1,857,489)	$(1,293,190)	$(5,947,547)	$(4,188,360)
Add (deduct)
Interest expense	127,508	203,274	711,974	511,427
Other (income)/expense, net	-	-	(429,045)	10,000
Provision for income taxes	-	598	1,332	1,122
Depreciation and amortization	5,559	14,780	26,914	72,843
Equity based compensation	328,515	-	328,515	-

Adjusted EBITDA	$(1,395,907)	$(1,074,538)	$(5,307,857)	$(3,592,968)

See also “Non-GAAP Financial Measures”, above.

Contacts

Investor Relations Contact:

ir@kidpik.com

Media:

Sarah Tropeano

press@kidpik.com